UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Mammoth Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware		32-0498321
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
001-37917
(Commission File Number)
14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

4727 Gaillardia Parkway, Suite 200 Oklahoma City, Oklahoma 73142
(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.01 below for a description of the Amendment (defined below), which description is incorporated herein by reference. The description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Mammoth Energy Services, Inc. (“Mammoth”) previously reported that it entered into a definitive asset purchase agreement (the “Purchase Agreement”) with Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, unrelated third party sellers (the “Sellers”), following Mammoth’s successful bid in a bankruptcy court auction for substantially all of the assets of the Sellers (the “Acquisition”). The Purchase Agreement was amended as of May 24, 2017 to, among other things, amend the definition of “Cash Consideration” to allocate to Mammoth the remaining proceeds, if any, from certain of Sellers’ pre-signing sales of inventory and include the purchase price allocation (the “Amendment”). The Acquisition closed on May 26, 2017 for the purchase price of approximately $36 million, including closing adjustments. Mammoth funded the purchase price for the Acquisition with cash on hand and borrowings under its revolving credit facility. The description of the assets subject to the Acquisition is included in Mammoth’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2017 and is incorporated herein by reference

Item 7.01. Regulation FD Disclosure.

On May 26, 2017, Mammoth issued a press release announcing closing of the Acquisition described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

The financial statements and pro forma financial information with respect to the Acquisition required by Item 9.01 of Form 8-K will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d)    Exhibits.

Number	Exhibit
2.1#
First Amendment to the Asset Purchase Agreement, dated as of May 24, 2017, by and among Mammoth Energy Services, Inc., as purchaser, and Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, as sellers.

99.1	Press release dated May 26, 2017 entitled “Mammoth Energy Services, Inc Announces Closing of Chieftain Sand Acquisition.”

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The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	May 31, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary

Number	Exhibit
2.1#
First Amendment to the Asset Purchase Agreement, dated as of May 24, 2017, by and among Mammoth Energy Services, Inc., as purchaser, and Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, as sellers.

99.1	Press release dated May 26, 2017 entitled “Mammoth Energy Services, Inc Announces Closing of Chieftain Sand Acquisition.”

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The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.